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                                                                    EXHIBIT 23.1

                  CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS

     As independent petroleum engineers, we hereby consent to (i) the reference to our Firm in the Registration Statement on Form S-1 (the "Registration Statement") of HarCor Energy, Inc. ("HarCor"), (ii) the summarization of our reports concerning our estimate of the net proved reserves as of December 31, 1995 attributable to the interests owned by HarCor in certain oil and gas properties in the Registration Statement, and (iii) the inclusion of such letter reports as exhibits to the Registration Statement.

                                            RYDER SCOTT COMPANY
                                            PETROLEUM ENGINEERS

Houston, Texas
May 30, 1996